As filed with the Securities and Exchange Commission on January 12, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 6, 2006

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey		07054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

In connection with the acquisition of the Grandma’s Molasses brand by Bloch & Guggenheimer, Inc. (“Bloch & Guggenheimer”), an indirect, wholly-owned subsidiary of B&G Foods, Inc. (the “Company”), which is described in Item 8.10 below, the Company, on December 22, 2005, entered into the Third Amendment (the “Third Amendment”) to the Revolving Credit Agreement, dated as of October 14, 2004, between the Company, as borrower, the several lenders from time to time parties thereto, Lehman Brothers Inc., as arranger, The Bank of New York, as documentation agent, Bank of America, N.A. (successor by merger to Fleet National Bank), as syndication agent and Lehman Commercial Paper Inc., as administrative agent, as amended by the First Amendment, dated as of March 30, 2005, and by the Second Amendment, dated as of September 9, 2005 (as amended by the First Amendment and the Second Amendment, the “Credit Agreement”).

The Third Amendment, which closed simultaneously with the acquisition of the Grandma’s Molasses brand on January 10, 2006, provides for, among other things, a new $25 million term loan and a reduction in the existing revolving credit facility commitments from $30 million to $25 million.

The Third Amendment also extends the maturity date of the revolving credit facility from October 14, 2009 to January 10, 2011.  The Third Amendment also increases the Company’s maximum permitted Consolidated Leverage Ratio and Consolidated Senior Leverage Ratio (each as defined in the Credit Agreement).  As amended by the Third Amendment, the Credit Agreement provides that the Company shall not permit:

•                  the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Company ending with any fiscal quarter, commencing with the fiscal quarter ending December 31, 2005, to exceed 6.50 to 1.00, or

•                  the Consolidated Senior Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Company ending with any fiscal quarter commencing with the fiscal quarter ending December 31, 2005, to exceed 4.00 to 1.00.

Interest under the term loan will be determined based on alternative rates as stipulated in the Credit Agreement, including the base lending rate per annum plus an applicable margin of 1.75%, and LIBOR plus an applicable margin of 2.75%.  As with the existing revolving credit facility, the term loan is secured by substantially all of the Company’s assets except the Company’s real property.  The term loan will mature on January 10, 2011.

A copy of the Credit Agreement is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on October 20, 2004.  A copy of the First Amendment to the Credit Agreement is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on April 4, 2005.  A copy of the Second Amendment to the Credit Agreement is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on September 12, 2005.  A copy of the Third Amendment to the Credit Agreement is filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on December 29, 2005.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 6, 2006, the Company received a letter of resignation from Nicholas B. Dunphy, announcing his resignation from the Board of Directors of the Company, effective as of January 6, 2006.  Mr. Dunphy, who served as an independent director, also served as a member of the Board’s audit committee and nominating and governance committee.  Mr. Dunphy’s resignation was not the result of any disagreement on any matter relating to the Company’s operations, policies or practices.

Following the resignation of Mr. Dunphy, only three of the remaining six directors have previously been designated as independent by the Board.  In addition, the nominating and governance committee and audit committee each have only two members.  On January 6, 2006, pursuant to Section 921 of the Amex Company Guide, the Company notified the American Stock Exchange that that as a result of Mr. Dunphy’s resignation, the Company was no longer in compliance with (i) Section 802(a) of the Amex Company Guide, which requires that at least a majority of the directors on the Board of Directors of each listed company must be independent directors as defined under Section 121A of the Amex Company Guide or (ii) Section 121B(2)(a), which requires that the audit committee of each listed company have at least three members.

The Company informed the American Stock Exchange that to remedy the foregoing, the Board’s nominating and governance committee has commenced a search for Mr. Dunphy’s replacement and plans to complete its search in time for the Board of Directors to appoint a replacement to serve on the Board (as well as on the nominating and governance committee and the audit committee) on or prior to March 8, 2006.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosure under Item 3.01 of this Current Report on Form 8-K relating to Mr. Dunphy’s resignation is incorporated in this Item 5.02 by reference.

Item 8.01.  Other Events.

On January 10, 2006, Bloch & Guggenheimer closed on the acquisition of the Grandma’s Molasses brand from Mott’s LLP (“Motts”), a Cadbury Schweppes Americas Beverages company, for the previously reported purchase price of $30 million in cash and certain assumed liabilities, pursuant to an Asset Purchase Agreement between Bloch & Guggenheimer and Mott’s.  The purchased assets include certain intellectual property, business and customer information, contracts and equipment.  The Asset Purchase Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on December 29, 2005.  Prior to the closing of the transaction, none of the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer had any material relationship with Mott’s or Cadbury Schweppes Americas Beverages, except that James R. Chambers, a member of the Company’s Board of Directors has been the President, Cadbury Schweppes

Americas Confectionary since July 2005.  Mr. Chambers did not participate in the negotiation of the Asset Purchase Agreement nor did he participate in the Board’s deliberations or decisions regarding the transaction.  The terms of the Asset Purchase Agreement, including the purchase price, were determined by arm’s-length negotiations between the Company and Mott’s.  The Company used the proceeds of a new $25 million term loan (described more fully above in Item 2.03) together with cash on hand to fund the acquisition and to pay related transaction fees and expenses.

A copy of the press release issued by the Company to announce the closing of the acquisition of the Grandma’s Molasses brand is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)                                  Exhibits.

99.1	Press Release dated January 10, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: January 12, 2006	By:	/s/ Robert C. Cantwell
Robert C. Cantwell
Executive Vice President of Finance and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated January 10, 2006.